EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned parties hereby agree that this Amendment No. 1 to Schedule 13D filed herewith relating to the ordinary shares, par value NIS 0.20 per share, of Check-Cap Ltd., is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) on behalf of each such person.

Date:  December 28, 2016

Pontifax Management 2 G.P. (2007) Ltd.

By: /s/Tomer Kariv
Name: Tomer Kariv
Title: Director

Pontifax Management II L.P.

By: /s/Tomer Kariv
Name: Tomer Kariv
Title: Managing Partner

Pontifax (Cayman) II, L.P.

By: /s/Tomer Kariv
Name: Tomer Kariv
Title: Managing Partner

Pontifax (Israel) II, L.P.

By: /s/Tomer Kariv
Name: Tomer Kariv
Title: Managing Partner

Pontifax (Israel) II—Individual Investors, L.P.

By: /s/Tomer Kariv
Name: Tomer Kariv
Title: Managing Partner

/s/ Ran Nussbaum
RAN NUSSBAUM

/s/Tomer Kariv
TOMER KARIV